Exhibit 99.1

                                                                                                   FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Tommy Pruitt	James Palczynski
Government Communications &	Principal and Director
Public Relations Director	ICR, Inc.
843.574.3866	203.682.8229

Force Protection Announces Delay in 2007 Form 10-K and

Required Restatement of Form 10-Q for the Period Ended September 30, 2007

Ladson, SC (February 29, 2008) — Force Protection, Inc. (NASDAQ: FRPT) today announced that it will delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2007.  The Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC promptly upon the completion of the audit of the consolidated financial statements for the year ended 2007.

Force Protection today also announced that the Company’s Audit Committee concluded that the Company will restate its previously reported interim financial statements for the three and nine month periods ended September 30, 2007. The Company will file a Form 8-K with the Securities and Exchange Commission with regard to this restatement decision.

The Company reached the conclusion to restate based upon the recommendation of management and the concurrence of the Audit Committee of the Company’s Board of Directors.  The Company also discussed the matters related to the restatement with Elliott Davis, LLC, the Company’s current independent registered public accounting firm.  Therefore, the previously issued financial statements of the Company for the third quarter of 2007 filed on a Form 10-Q on November 13, 2007 should no longer be relied upon.  Management discovered significant accounting errors during its year end review, including errors specifically related to the recording of accounts payable related to inventory purchased from a sub-contractor as a result of a contract termination.

The Company continues to evaluate the impact of the matters described above on its internal control over financial reporting and the Company’s disclosure controls and procedures.  Management noted it had previously identified and described material weaknesses in its internal control over financial reporting in its Quarterly Report on Form 10-Q filing dated November 13, 2007.  As a result of these previously identified material weaknesses and other deficiencies identified during the review of financial statements for the year ended December 31, 2007, management has concluded internal controls over financial report were not effective as of December 31, 2007.  Additionally, management does not believe that the material weaknesses identified as of December 31, 2007 will be remediated by March 31, 2008 and anticipates that material weaknesses will be identified in its Quarterly Report on Form 10-Q for the first quarter of 2008.  Therefore, management expects that internal control over financial reporting is likely to be ineffective as of March 31, 2008.

About Force Protection, Inc.

Force Protection, Inc. is a leading American designer, developer and manufacturer of life saving survivability equipment, predominantly ballistic- and blast-protected wheeled vehicles currently deployed by the U.S. military and its allies to support armed forces and security personnel in conflict zones. The Company’s specialty vehicles, the Cougar and the Buffalo, and the Cheetah, are designed specifically for reconnaissance, forward command and control, and urban operations and to protect their occupants from landmines, hostile fire, and improvised explosive devices (IEDs, commonly referred to as roadside bombs). The Company is one of the original developers and primary providers of vehicles for the U.S. military’s Mine Resistant Ambush Protected, or MRAP, vehicle program.

For more information on Force Protection and its vehicles, visit www.forceprotection.net.

Force Protection, Inc.

9801 Highway 78 Bldg 1

Ladson SC  29456

Safe Harbor Language

This press release contains forward-looking statements, including statements regarding the estimated timing for the filing of our Annual Report on Form 10-K for the period ended December 31, 2007 and the restatement of our financial statements set forth in the Quarterly Report on Form 10-Q for the period ended September 30, 2007; our expectation with regard to management’s evaluation of internal control over financial reporting, including management’s inability to remediate weaknesses identified in this notice; the anticipated impact of certain accounting errors and related matters on our results of operations; the scope and number of material weaknesses in internal control over financial reporting and their potential impact on the restatement process and estimated 2007 reviews.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements.  These statements are based on beliefs and assumptions by Force Protection’s management, and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them publicly in light of new information or future events.  A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, the timing and nature of the final resolution of the accounting issues discussed in this notice and the attached explanation; our ability to identify and remedy internal control weaknesses and deficiencies; our ability to effectively manage the risks in our business; the other factors discussed in this notice and the attached explanation; the reaction of the marketplace to the foregoing; and any further errors in our accounting that we may find which could cause us to restate our financial statements for additional periods.